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                        KRAMER, LEVIN, NAFTALIS & FRANKEL
                   919 THIRD AVENUE NEW YORK, N.Y. 10022-3852
                                 (212) 715-9100

                                        March 17, 1997

The Milestone Funds
One Odell Plaza
Yonkers, New York 10701

                       Re: The Milestone Funds
                           Registration No. 33-81574
                           Post-Effective Amendment No. 6

Gentlemen:

We consent to the reference to our Firm in the prospectus and statement of additional information portions of the above-mentioned Registration Statement.

                                        Very truly yours,

                                        /s/Kramer, Levin, Naftalis & Frankel